Exhibit 23.3

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of Kaixin Auto Holdings on Form S-8 of our report dated April 28, 2022, with respect to our audits of the consolidated financial statements of Kaixin Auto Holdings as of December 31, 2021 and for each of the two years in the period ended December 31, 2021, appearing in the Annual Report on Form 20-F of Kaixin Auto Holdings for the year ended December 31, 2022. Our report on the consolidated financial statements refers to a change in the method of accounting for lease effective January 1, 2021. We were dismissed as auditors on April 25, 2023 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements incorporated by reference in this registration statement, including for the year ended December 31, 2022 and the periods after the date of our dismissal.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, NY

January 9, 2024

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001

Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com